UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2011

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 2, 2011, Pharmacyclics, Inc. (the “Company”) announced that further advancement of its preclinical molecule PCI-45292, a Btk inhibitor with exceptionally potent anti-arthritis activity in mice and rats, has been suspended following results from the current set of preclinical toxicology studies. PCI-45292 has been under preclinical development for the treatment of immune mediated diseases.

The Company stated that the undesired effect observed with its pre-clinical molecule PCI-45292 has not been observed with its clinical Btk Inhibitor PCI-32765 even at higher dose levels in preclinical safety studies and is not considered to be related to the inhibition of Btk.  The Company also stated that its broad clinical development for PCI-32765 in B-cell malignancies in particular in chronic lymphocytic leukemia, mantle cell lymphoma, and diffuse large B-cell lymphoma continues as outlined in its last quarterly update.

The Company’s press release related to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release of Pharmacyclics, Inc. dated March 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

March 2, 2011

PHARMACYCLICS, INC.

By:	/s/ Rainer M. Erdtmann
Name: Rainer M. Erdtmann
Title: Vice President, Finance & Administration and Secretary